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                                  EXHIBIT 10.32

         Assets and Staff Transfer Agreement among the Farming Bureau, HARC, First Supply and Second Supply, dated as of October 1, 1996 (Certified English translation of original Chinese version.)




The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Assets and Staff Transfer Agreement among the Farming Bureau, HARC, First Supply and Second Supply, dated as of October 1, 1996.




                                          /s/  Wong Wah On
                                          ---------------------------------
                                          Wong Wah On, Financial Controller
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                      ASSETS AND STAFF TRANSFER AGREEMENT


     Hainan Agricultural Resources Co. Ltd. ("Party B") was legally established on June 28, 1994. First Goods And Materials Supply And Sales Corporation ("Party C") and Second Goods And Materials Supply And Sales Corporation ("Party D") are the wholly owned subsidiaries of Party B. The General Bureau of Hainan State Farms ("Party A") is one of the shareholders of Party B. The above parties come into an agreement on the transfer of assets and liabilities together with the transfer of staff by Party C and Party D to Party A as follows:

     The headings used in this Agreement are given for convenience only and shall not affect the interpretation of this Agreement.

     Unless otherwise specified, the followings shall be referred as:

"Effective Date" are to the meaning of Article 8 of this Agreement.

"Base Date" are to September 30, 1996.

"Accepted Accounting Standard of PRC" are to the accounting standard, rules and regulations as adopted in the PRC.

"Assets Fair Value" are to the meaning of the provison under Article 1.4 of this Agreement.

     "Transferors" are to Party B, Party C and Party D, collectively.

"Assets" are to the assets, rights, contracts, etc., which are transferred by the Transferors to Party A. The details of which are listed out in the Exhibit -Statement of Assets and Liabilities.

"Liabilities" are to all the liabilities which are transferred by the Transferors to Farming Bureau. The details of which are listed out in the Exhibit -Statement of Assets and Liabilities.

     "Statement of Assets and Liabilities" are to the contents as shown in the Exhibit.

"This Agreement" are to the provisions of this Agreement, including this Agreement and its Exhibits.

"Party A" are to Party A and unless the context requires otherwise, includes its directly and indirectly controlled subsidiaries, branches, divisions, associated companies, joint ventures and legal entities.

"Records" are to the files, records, information, techniques or other information with business value which relate to the assets transferred.

"Transferred Staff" are to the redundant staff of the Transferors who are taken over by Party A.

"Accounts receivable" refers to the accounts receivable included in the Exhibit
- Statement of Assets and Liabilities to this Agreement.

"Accounts payable" refers to the accounts payable included in the Exhibit - Statement of Assets and Liabilities to this Agreement.

"Other reseivables" refers to the other receivables included in the Exhibit - Statement of Assets and Liabilities to this Agreement.

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"Other payables" refers to the other payables included in the Exhibit -
Statement of Assets and Liabilities to this Agreement.

"Long term investments" refers to the long term investments included in the Exhibit - Statement of Assets and Liabilities to this Agreement.

"Fixed assets" refers to the fixed assets included in the Exhibit - Statement of Assets and Liabilities to this Agreement.

     "Inventories" refers to the inventories included in the Exhibit - Statement of Assets and Liabilities to this Agreement.

"Contracts" are to all the written and verbal contracts transferred to Party A, including the contracts between the Transferors and the Transferred Staff.

"Responsibilities and obligations" are to all the contractual and legal responsibilities and obligations with respect to the assets, liabilities and personnel transferred to Party A.

"Shareholders' Agreement on Business Operations Restructuring" are to the shareholders' agreement on business operations restructuring as entered by Party A, Party B and Billion Luck.


1    TRANSFER OF ASSETS AND LIABILITIES

1.1 According to the provisions of this Agreement, the parties in this Agreement shall fulfill their respective obligations and responsibilities. The Transferors shall transfer the assets and liabilities as shown in Statement of Assets and Liabilities to Party A as of the Effective Date. Party A shall purchase the assets and assume the corresponding liabilities as of the Effective Date and shall bear all the responsibilities and obligations inherent to the transfer since then.

1.2 Apart from the assumption of the responsibilities and obligations of the liabilities corresponding to the assets transferred, Party A shall not bear any other responsibilities and obligations that arises before the transfer and which should be borne by the Transferors.

1.3 The transfer methods for all kinds of assets and liabilities should follow all the legal procedures.

1.4 The value of the net assets transferred shall be based on fair value as of the Base Date. Those fair values shall be determined by an independent valuer jointly employed by the parties to this Agreement.

1.5 Party A shall be responsible for the recovery of all the accounts receivable. If necessary, the Transferors shall provide any assistance and records for the collection of the accounts receivable. All the costs and expenses incurred thereon by the Transferors shall be borne by Party A.

1.6 Except for those disputes which have already been disclosed to Party A, the Transferors shall be responsible for all the losses and expenses for any disputes with third parties on the rights of ownership of the transferred assets, if the disputes are related to the events occurred and conditions existing before the Base Date which Party A are not accountable. Any such losses incurred by Party A thereon shall also be compensated by the Transferors. If the disputes are related to the events occurred after the Base Date which are not the responsibilities of the Transferors, then Party A shall be solely accountable and should bear all the expenses and losses incurred thereon.

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1.7  Except for  those mortgages and rights of lien which have already been disclosed to Party A, the Transferors shall bear all the expenses and losses incurred resulting from claims of any mortgages or rights of lien on the transferred assets by third parties and if these mortgages or rights of lien were created before the Base Date. Any expenses and losses incurred by Party A thereon shall also be compensated by the Transferors. If the mortgages or rights of lien on the transferred assets are created after the Base Date, Party A shall bear all the expenses and losses incurred thereon.


1.8 The Transferors shall not warrant to Party A the quality of any tangible assets transferred, including but not limit to, fixed assets, consumable stores, etc.. For those assets which are specifically excluded by Party A before this Agreement becomes effective, they shall be handled separately by mutual agreement of the parties involved.

1.9 Any losses resulting from litigations or government actions on the assets transferred shall be borne by Party A if the results are not yet finalized before the Base Date. For those assets which are specifically excluded by Party A before this Agreement becomes effective, they shall be handled separately by mutual agreement of the parties.

1.10 Notwithstanding other provisions in this Agreement, the bank loans owed by the Transferors to the banks and the amounts owed by Party A's subsidiary farms to the Transferors shall be transferred as follows: the amounts receivable from the subsidiary farms and related companies of Party A shall be transferred to Party A on the Base Date. Party A shall be responsible to procure the consent of the banks for the transfer of bank loans no later than March 31, 1997. Before the bank loans are formally transferred to Party A, Party A shall be responsible for the repayment of the principal outstanding and all the bank interest incurred commencing from the Base Date. Any amount received or receivable from the subsidiary farms and related conpanies by the Transferors after the Base Date shall belong to Party A. The outstanding amount of the bank loans shall be used to reduce the amounts payable by Party A to the Transferors when the bank loans are formally transferred.

1.11 Farming Bureau represents and warrants to the Transferors that Farming Bureau clearly understands and has carried out its own assessment to the conditions and risks with respect to the assets and liablities to be transferred by the Transferors pursuant to this Agreement. Farming Bureau convenants to the Transferors that Farming Bureau shall bear all the rights, rewards, risks and obligations of ownership of the transferred assets and the corresponding liabilities immediately after the Base Date. Farming Bureau shall not tender any claims and requests for compensation with respect to any changes in the conditions and risks of the transferred assets and liabilities that may arise after the Base Date.


2    PAYMENT

2.1 Except for the provision of Article 1.10 of this Agreement, Party A shall pay to the Transferors in cash the amount equivalent to the fair value of the net assets transferred in accordance with the provision of Article
     1.4. In the event that the transfer is a net liabilities, the amount of the net liabilities shall be used to reduce the amount due by Party A to the Transferors.

2.2 In the event that the transfer is a net assets, Farming Bureau shall pay to the Transferors the consideration for the fair value of the net assets transferred in accordance to their respective instructions.

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2.3  Party A shall settle the consideration for the transfer of net assets within 120 days upon the date of this Agreement.

2.4 Except for the obligations and responsibilities inherent to the said transfer pursuant to this Agreement, Party A shall not bear any other responsibilities and obligations which should be borne by the Transferors. After the Effective Date, the Transferors shall not have any responsibilities and obligations on matters in connection with the said transfer that arises after the Base Date and are not in relation to conditions existing before the Base Date. If any party incurs any losses which shall be the responsibilities of the other party, the former shall notice the latter in writing accompanied with the necessary proving documents. The party who receives the notice shall indemnify the other party within 30 days of receiving the notice.

2.5 Any other payments under the provisions of this Agreement shall also be made within 30 days of receiving the notice from the other party.


3    TRANSFER OF STAFF

3.1 From the Effective Date onwards, all the redundant staff under this Agreement shall be taken over by Party A. But the Transferors and Party A shall take other appropriate procedures by mutual agreement to deal with those staff whom Party A request not to take over before the Effective Date.

3.2 The Transferors shall terminate the employment in accordance with the employment contract terms with the staff and comply with all the legal requirements. The Transferors and Party A shall take all the necessary steps in obtaining the termination approval from the staff. Party A shall also provide employment to the Transferred Staff on a reasonable term of which the remuneration should not be less than the existing staff of Party A with comparable grading and qualification.

3.3 In the event that the Transferred Staff are not willing to terminate the employment relationship with the Transferors and, at the same time, the Transferors is unable to legally terminate the employment contracts singly as of the Effective Date, the Transferors shall continue to employ those staff until the contracts can be terminated in accordance with the legal requirements. Except for Article 3.1 provides otherwise, Party A shall warrant to take over those staff within one year as from the Effective Date.

3.4 The insurance contracts of the Transferred Staff shall also be transferred to Party A at the same time when the staff are transferred. Party A shall compensate the Transferors with equivalent monetary value of the contracts.

3.5 After the transfer, Party A shall agree the Transferred Staff to carry on any necessary work and allocate reasonable working schedules for a smooth changeover of the Transferors.

3.6 According to the legal requirements and the employment contract terms, any redundancy costs which the Transferors pay to the Transferred Staff shall be reimbursed by Party A.


4    TRANSFER OF CONTRACTS

4.1 The Transferors shall transfer the contracts related to the assets transferred to Party A.

4.2 The Transferors shall take all the reasonable steps to obtain the confirmation from the third parties in respect to the transfer of contracts. If the above confirmation

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     cannot be obtained on or before the Effective Date, the Transferors agree to continue to cooperate with Party A in obtaining the confirmation and make the necessary arrangements for the fulfillment of contracts by Party A. If the confirmation cannot be obtained eventually, the Transferors shall fulfill the contracts in accordance with the instructions of Party A. All the rights and responsibilities thereon shall be borne by Party A.

4.3 After the Effective Date, all the rights and responsibilities of the Transferors inherent from the contracts transferred shall be ended as of the Base Date, even though the legal procedures for the transfer may not yet be completed. After the Base Date, all the rights and responsibilities of the contracts shall rest on Party A.

4.4 The Transferors shall have the obligations to provide all the details for the performance of the contracts transferred to Party A, but shall not have obligations to compensate Party A for any losses incurred by Party A resulting from the performance or non-performance of such contracts. For those which are specifically excluded by Party A before the Effective Date, they shall be handled separately by mutual agreement of the parties.


5    RECORDS

5.1 The Transferors shall transfer all the relevant records related to the assets and liabilities to Party A.

5.2 The records transferred shall only limit to those which are kept by the Transferors as of the Effective Date. The Transferors shall not be held responsible for the incompleteness and incorrectness of the records transferred, but shall give reasonable assistance on their rectification if requested by Party A. All the costs incurred thereon shall be borne by Party A.

5.3 For the sake of continuation of the Transferors' business operations, the Transferors may retain the duplicated copies of the records transferred and shall inform Party A the details of the duplicated copies retained if requested by Party A.

5.4 The parties shall cooperate to make any necessary changes to the records for the fulfillment of transfer of rights of ownership of the assets in accordance with the legal requirements.


6    TAXES AND CHARGES

6.1 All the taxes and government charges related to the holding or usage of the assets, as derived in accordance with the Accepted Accounting Standard of PRC, shall be borne by the Transferors, if those charges shall be accounted for before the Base Date in accordance with the accounting standard, or otherwise, shall be borne by Party A.

6.2 Any taxes and government charges in relation to the transfer of assets shall be borne by the parties involved in accordance with the legal requirements. All other charges shall be shared by the Transferors and Party A on a reasonable basis.


7    INSURANCE

7.1 The beneficiary of the insurance contracts purchased by the Transferors on the assets shall be changed to Party A. Before the completion of this process, any insurance compensation received by the Transferors should be paid to Party A.



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7.2  Party A shall inform the insurance companies of the changes and handle the changing procedures. The Transferors shall provide any necessary assistance for the changes.

7.3 The insurance premium which has been paid by the Transferors shall be borne by the Transferors if those premium should be accounted for before the Base Date in accordance with the Accepted Accounting Standard of PRC, or otherwise, shall be borne by Party A.



8    EFFECTIVE DATE

     This Agreement shall become effective and binding on October 1, 1996.
                                                          ---------------

9    TRANSFERORS' WARRANTIES BEFORE EFFECTIVE DATE

     Unless otherwise stated, the Transferors shall warrant the following before this Agreement becomes effective:

     (1) If this Agreement becomes effective within 6 months from the Base Date, the Transferors shall warrant to run the business with the assets and liabilities in reasonable efficiency between the Base Date and the Effective Date.

     (2) If this Agreement becomes effective after 6 months from the Base Date, the Transferors shall warrant not to use the assets for pledges which are outside the normal course of business between the Base Date and the Effective Date.

     (3) As requested by Party A, the Transferors shall allow the designated staff of Party A to inspect the accounting records and operation information of the Transferors for the sake of protecting Party A's interests.






10   ACTIONS AT EFFECTIVE DATE


10.1 As of the date this Agreement becomes effective, the Transferors shall present the following documents to party A:

     (1) In accordance with the Articles of Associations of the Transferors and the legal requirements, this Agreement should be signed by the shareholders, board of directors or other authorized persons and accompanied with the photocopies of all the necessary and signed documents in making this Agreement effective.

     (2) The photocopies of other documents, certificates or approval letters as are required in accordance with the laws and the requirements of government authorities.

10.2 As of the date this Agreement becomes effective, Party A shall present the following documents to the Transferors:

     (1) In accordance with the Articles of Associations of Party A and the legal requirements, this Agreement shall be signed by the shareholders, board of directors or other authorized persons and accompanied with the photocopies of all the necessary and signed documents in making this Agreement effective.


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     (2)  The photocopies of other documents, certificates or approval letters as are required in accordance with the laws and the requirements of the relevant government authorities.


11   ALL PARTIES' WARRANTIES AFTER EFFECTIVE DATE

11.1 The parties shall cooperate to inform the third parties in relation to the assets and liabilities transferred and make all the necessary arrangements in obtaining their confirmation of the transfer.

11.2 The parties shall cooperate and be responsible to assure smooth procedures for staff transfer and to avoid any unnecessary losses of the staff as a result of transfer.

11.3 The Transferors shall sign all the necessary documents as requested by Party A, and shall agree and take all reasonable steps to assist Party A to develop its operations in relation to the assets transferred.

11.4 The Transferors shall not sign any agreements, make any written or verbal contracts, or take any actions in relation to the assets transferred without the prior consent of Party A.

11.5 When Party A takes any actions or sign any agreements in relation to the assets, it shall not impair the Transferors' interests. In addition, when Party A intends to take any actions or sign any agreements which involve the Transferors, it should inform the Transferors and accept any advices as reasonably raised by the Transferors.

11.6 After the Effective Date, the Transferors may still develop any kinds of business with the customers who are related to the assets and liabilities transferred. And Party A shall not object on it.


12   TRANSFERORS' REPRESENTATIONS AND WARRANTIES

12.1 The Transferors are the legally established persons and have the authority to carry out businesses, to owe debts, to sign contracts and to have the civil rights.

12.2 This transaction is not outside the scope of the businesses of the Transferors.

12.3 The signatories of the Transferors have received proper authorization to sign this Agreement.

12.4 The Transferors have paid reasonable efforts in providing the information and messages related to the assets and liabilities transferred to Party A in suitable means.


13   PARTY A'S REPRESENTATIONS AND WARRANTIES

13.1 Party A is a legally established person and has the authority to carry out businesses, to owe debts, to sign contracts and to have the civil rights.

13.2 This transaction is not outside the scope of the businesses of the Transferors.

13.3 This Agreement are signed by the legally authorized persons only.

14   COMPENSATIONS

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14.1 The Transferors shall compensate Party A of any losses for the following events, including but not limit to, direct economic losses, third parties compensation and the corresponding legal fees and litigation costs:

     (1)  Any defaulting acts of the Transferors after the Effective
          Date;

     (2) Any default or failure of the Transferors in complying with the provisions, convenants and warranties of this Agreement.

14.2 Party A shall compensate the Transferors of any losses, including but not limit to, direct economic losses, third parties compensation and the corresponding legal fees and litigation costs for the following events:

     (1)  Any defaulting acts of Party A after the Effective Date;

     (2) Any default or failure of Party A in complying with the provisions, convenants and warranties of this Agreement.

14.3 If any events as mentioned in 14.1 and 14.2 occur which cause litigations or claims against any party of this Agreement by the third parties, that party shall inform the other party, which he considers to be responsible, immediately for deciding the defensive actions.

14.4 The party who receives the compensation shall pay efforts to minimize his losses incurred and shall assist the party who pay the compensation in exercising the right to claim any other third parties to recover the compensation.

15    LIABILITIES FREE BY DISCLOSURE

      If any party of this Agreement informs and makes disclosure to the other parties to this Agreement for any matters which accounts to a non-compliance of that party with any provisions of this Agreement before the Effective Date, that party shall not be held responsible for any compensation for losses incurred unless that party is requested by the any other parties of this Agreement in writing for providing rectification means before the Effective Date.


16    CONFIDENTIALITY

      In the process of restructuring, the parties in this Agreement shall not disclose any information to third parties unless the disclosure is required by laws.


17    OTHER STIPULATIONS

17.1  The rights and responsibilities of this Agreement are not transferable.

17.2 The notices as required by this Agreement shall be in the means of ordinary mail, facsimile or direct delivery. The mailing address and facsimile number shall be those used for ordinary business operation. The notices should be deemed to be received after 3 days from the day of issue.

17.3 The provisions of this Agreement overrule any other provisions among the parties which contradict with the provisions of this Agreement.

17.4 The invalidation or non-executable of any provisions of this Agreement shall not make the other provisions invalid, unless the parties are unable to rectify it so as to make this Agreement becomes unfair.

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17.5 The Chinese version of this Agreement is the only valid version.
17.6 This Agreement is signed on November 29, 1996.





Party A      :     General Bureau of Hainan State Farms

                   /s/  Han Jian Zhun
                   ______________________________
                   Authorized Representative

Party B      :     Hainan Agricultural Resources Company
                   Ltd.

                   /s/  Li Fei Lie
                   ______________________________
                   Authorized Representative

Party C      :     First Goods And Materials Supply And Sales Corporation

                   /s/  Chen Yu Xiang
                   ______________________________
                   Authorized Representative


Party D      :     Second Goods And Materials Supply And Sales Corporation

                   /s/  Lin Ming Jiao
                   ______________________________
                   Authorized Representative


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